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                                                                    EXHIBIT 4.37


                      FIRST AMENDMENT dated as of December 7, 2000 (this
                      "Amendment"), to the Credit Agreement (the "Credit
                       ---------                                  ------
                      Agreement") dated as of May 31, 2000 among McLEODUSA
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                      INCORPORATED, a Delaware corporation (the "Borrower"); the
                                                                 --------
                      lenders party thereto (the "Lenders"); THE CHASE MANHATTAN
                                                  -------
                      BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and
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                      as collateral agent (in such capacity, the "Collateral
                                                                  ----------
                      Agent"); Salomon Smith Barney Inc., as syndication agent
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                      (in such capacity, the "Syndication Agent"); and Bank of
                                              -----------------
                      America, N.A. and Goldman Sachs Credit Partners L.P., as co-documentation agents (in such capacities, the "Co-Documentation Agents").
                       -----------------------

           The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing so to amend the Credit Agreement on the terms and subject to the conditions set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

           Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

           SECTION 1.  Amendment of Credit Agreement.  The Credit Agreement is
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hereby amended, effective as of the Amendment Effective Date, as follows:

           (a) Amendment of Section 1.01. The definition of "Permitted Business
               -------------------------
Acquisition" in Section 1.01 of the Credit Agreement is hereby replaced with the following:

           "Permitted Business Acquisition" means any acquisition (by merger or
            ------------------------------
otherwise) by the Borrower or a Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (a) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) such acquired Person or business is predominately engaged in one or more Telecommunications Businesses in the United States of America, (c) each Subsidiary resulting from such acquisition (and which survives such acquisition) shall be a Subsidiary Loan Party and all the Equity Interests of each such Subsidiary that are owned directly by the Borrower and/or Subsidiary Loan
Parties shall have been (or within five Business Days or such longer period as the Agent may allow after such acquisition shall be) pledged pursuant to the applicable Pledge Agreement (except that with respect to each acquisition or series of related acquisitions (x) Foreign Subsidiaries (i) (A) with an aggregate book value of less than 2% of the consolidated total assets of the Borrower and its Subsidiaries measured as the date (the "Test Date") of the most
                                                         ---------
recent internal financial statements available for both the Borrower and the Foreign Subsidiaries prior to the consummation of the acquisition and (B) the assets of which do not, in the aggregate, represent more than 20% of the total consideration paid in connection with such acquisition or (ii) having an aggregate EBITDA for the twelve month period ending on the Test Date of less than (A) $20 million and (B) 10% of Consolidated EBITDA of the Borrower and its Subsidiaries for such 12 month period, shall not be obligated to become Subsidiary Loan Parties and (y) the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary), (d) the Collateral and Guarantee Requirement shall have been
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(or within five Business Days or such longer period as the Agent may allow after such acquisition shall be) satisfied with respect to each such Subsidiary, (e) the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to operating expense reductions), with the financial covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 to the extent then applicable, as if such acquisition had occurred on the first day of the relevant period for testing compliance, and (f) the Borrower has delivered to the Agent an officer's certificate to the effect set forth in clauses (a), (b), (c), (d) and (e) above, together with all relevant financial information for the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above. For purposes of clause (c) of this definition, a Foreign Subsidiary's EBITDA for any period shall mean the consolidated net income or loss of such Foreign Subsidiary for such period determined in accordance with GAAP plus (a) without duplication and to the extent deducted in determining such consolidated net income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) other non-operating expenses and (v) any extraordinary losses, and minus (b) without duplication and to the extent included in determining such consolidated net income, (i) any extraordinary gains for such period, and (ii) any non-operating income.

           (b) Amendment of Section 6.01(b). Section 6.01(b) of the Credit
               -----------------------------
Agreement is hereby amended by (x) inserting the phrase "other than the Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B
                                                                        --------
Preferred Stock"), and the Series C Cumulative Convertible Preferred Stock, par
---------------
value $0.01 per share, of the Borrower issued and outstanding on May 31, 2000" immediately prior to the word "or" at the end of clause (i) of such Section 6.01(b) and (y) inserting the phrase "(other than the payment of dividends on the Series B Preferred Stock to the extent permitted by Section 6.09(a)(iv))" immediately following the phrase "Capital Stock of the Borrower" in clause (ii) of such Section 6.01(b).

           (c) Amendment of Section 6.06. Section 6.06 of the Credit Agreement
               --------------------------
is hereby amended by replacing the phrase "a business unit" with the phrase "an operating business" in the lead-in to such Section 6.06.

           (d) Amendment of Schedule 6.11. Schedule 6.11 to the Credit Agreement
               ---------------------------
is hereby amended by inserting the following sentence at the end of such
Schedule:

                  "The restrictions set forth on Schedule 4.14 to the Stock Purchase Agreement dated as of August 30, 1999 between McLeodUSA Incorporated and certain affiliates of Forstmann Little listed on the signature pages thereto."

           SECTION 2. Representations and Warranties. To induce the other
                      ------------------------------
parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

           (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

           (b) After giving effect to the agreements and waivers herein, no Default or Event of Default has occurred and is continuing.

           SECTION 3. Effectiveness. This Amendment shall become effective on
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the date (the "Amendment Effective Date") that the Administrative Agent shall
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have received counterparts of this
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Amendment that, when taken together, bear the signatures of the Borrower and the
Required Lenders. Once effective, this Amendment shall be retroactive to December 7, 2000.

           SECTION 4. Effect of Amendment. Except as expressly set forth herein,
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this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other
Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

           SECTION 5. Counterparts. This Amendment may be executed in any number
                      -------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

           SECTION 6. Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           SECTION 7. Headings.  The headings of this Amendment are for
                      --------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                             McLEODUSA INCORPORATED

                                                by

                                                   Name:
                                                   Title:


                                             THE CHASE MANHATTAN BANK,
                                             individually and as Agent

                                                by
                                                   Name:
                                                   Title:


                                             Name of Institution


                                                by

                                                   Name:
                                                   Title: